SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMMERCIAL BANKSHARES, INC.
                  (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:
(2)    Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
       (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)    Proposed maximum aggregate value of transaction:
       $0
(5)    Total fee paid:

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:




                             COMMERCIAL BANKSHARES, INC.
                                1550 S.W. 57th Avenue
                                Miami, Florida 33144

_______________________________________________________________________________
                      Notice of Annual Meeting of Shareholders
                            to Be Held on April 15, 1999
________________________________________________________________________________

Dear Shareholders:

       The Annual Meeting of Shareholders of Commercial Bankshares, Inc. (the "Company"), will be held in Miami, Florida, at the executive offices of the Company located at 1550 S.W. 57th Avenue, at 10:00 a.m., local time, on Thursday, April 15, 1999, for the following purposes:

      To elect directors.

      To approve an amendment to the Company's 1994 Outside Director Stock Option Plan in order to increase the number of shares reserved for the grant of options thereunder by 150,000 shares of Common Stock and to increase the number of options granted annually from the current level of 2,000 options for each Outside Director and an additional 2,000 options for each Outside Director serving on the Loan Committee or the Executive Committee of Commercial Bank of Florida (the "Bank") to 3,000 options for each Outside Director and an additional 2,000 options for each outside Director serving on the Loan Committee or the Executive Committee of the Bank.

      To approve an amendment to the Company's 1994 Performance Stock Option Plan in order to increase the number of shares reserved for the grant of options thereunder by 150,000 shares of Common Stock.

      To transact such other business as may properly come before the Annual Meeting.

       Only Shareholders of record at the close of business on March 12, 1999 are entitled to notice of and to vote at the Annual Meeting and all adjournments thereof.

       All Shareholders are cordially invited to attend the meeting in person. Those Shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card. Any Shareholder attending the Annual Meeting may vote in person even though he or she has previously returned a proxy.

       Please complete, date, sign, and return the enclosed proxy card promptly so that your shares can be voted, regardless of whether you expect to attend the meeting.

       A copy of the Company's 1998 Annual Report to shareholders is also enclosed.

By order of the Board of Directors,



JACK J. PARTAGAS
President and Chief Operating Officer
March 18, 1999




                                  TABLE OF CONTENTS




SUMMARY
       General . . . . . . . . . . . . . . .. . . . . . . . . . . . . . .1
       Record Date and Outstanding Shares. .. . . . . . . . . . . . . . .1
       Voting and Solicitation . . . . . . .. . . . . . . . . . . . . . .1

PROPOSAL I ELECTION OF DIRECTORS . . . . .. . . . . . . . . . . . . . . .2
       Nominees. . . . . . . . . . . . . .. . . . . . . . . . . . . . . .2
       The Board of Directors and Committee.. . . . . . . . . . . . . . .3
       Executive Officers of the Company . .. . . . . . . . . . . . . . .3
       Certain Relationships and Related Transactions.. . . . . . . . . .3
       Section 16(a) Beneficial Ownership Reporting Compliance  . . . . .4
       Security Ownership of Certain Beneficial Owners and Management . .4
       Executive Compensation. . . . . . . . . . . . . . . . . .  . . . .6
       Employment Agreements . . . . . . . . . . . . . . . . . .  . . . .7
       Director Compensation . . . . . . . . . . . . . . . . . .  . . . .8
       Board Compensation Committee Report on Executive Compensation. . .8

PROPOSAL II AMENDMENT OF THE 1994 OUTSIDE DIRECTOR STOCK OPTION PLAN . .11
       General . . . . . . . . . . . . . . . . . . . . . . . . . .. . . 11
       Summary of the Outside Director Plan. . . . . . . . . . . .. . . 11
       Certain United States Federal Income Tax Information. . . .. . . 12

PROPOSAL III AMENDMENT OF THE 1994 PERFORMANCE STOCK OPTION PLAN .  . . 12
       General . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 12
       Summary of the Performance Plan . . . . . . . . . . . . . .  . . 13
       Certain United States Federal Income Tax Information. . . .  . . 15

OTHER BUSINESS .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

SHAREHOLDER PROPOSALS.  . . . . . . . . . . . . . . . . . . . . . . . . 17

NOTICE OF APPOINTMENT OF INDEPENDENT AUDITORS.  . . . . . . . . . . . . 17






                             COMMERCIAL BANKSHARES, INC.
                           Annual Meeting of Shareholders
                            to be held on April 15, 1999


_____________________________________________________________________________
                                PROXY STATEMENT
________________________________________________________________________________

General

       The Board of Directors of Commercial Bankshares, Inc. (the "Company") is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, April 15, 1999, and all adjournments thereof. This proxy statement and the accompanying proxy card are first being sent to shareholders on or about March 18, 1999.

       The shares represented by all properly executed proxies received by the Company will be voted as specified by the shareholders. If no specifications are given (including broker non-votes), the shares represented by the proxy will be voted for the election of the listed nominees as directors, for the amendment to the 1994 Outside Director Stock Option Plan, and for the amendment to the 1994 Performance Stock Option Plan. A Shareholder who has given a proxy may revoke it at any time before it is voted at the meeting by filing with the Secretary of the Company a written notice of revocation, by submitting a proxy bearing a later date, or by attending the meeting and voting in person.

Record Date and Outstanding Shares

       On March 12, 1999, there were 3,682,662 shares of the Company's Common Stock, $.08 par value, outstanding, not including 39,136 shares held by the Company as treasury stock. Each share of Common Stock of record on the books of the Company at the close of business on March 12, 1999, entitles its owner to one vote, either in person or by proxy, upon each matter to come before the meeting.


Voting and Solicitation

       A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed by the Board of Directors. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast if a quorum is present at the meeting, and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the Articles of Incorporation require a greater vote.) Therefore, under the Act, abstentions have no legal effect unless the matter is one for which the Act or the Articles of Incorporation require a greater vote.

       The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers, and regular employees of the Company or its subsidiaries may solicit proxies personally or by telephone. The Company will reimburse custodians, nominees, or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

       Regardless of the number of shares you own, it is important that they be represented at the Annual Meeting. You are respectfully requested to sign, date, and return the accompanying proxy at your earliest convenience.


PROPOSAL I
ELECTION OF DIRECTORS

       Unless you specify otherwise on the accompanying proxy, it will be voted for the election of the listed nominees to serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and qualified. If a quorum is present at the Meeting, the plurality of the votes cast by the shares entitled to vote in the election of Directors at the Meeting is required to elect each nominee.

Nominees

   Joseph W. Armaly, age 62, is Chairman of the Board of Directors and Chief Executive Officer of the Company and of Commercial Bank of Florida ("Bank"), the Company's wholly owned subsidiary. Mr. Armaly served as President of Merchants Bank of Miami ("Merchants") from 1965 through 1988 and also served as Chairman of Merchants' Board of Directors from 1980 through 1988. Mr. Armaly was also President and Chairman of the Board of Florida Commercial Banks, Inc. ("Florida Commercial") from 1980 through 1988. Mr. Armaly has been Chairman of the Board of the Company and the Bank since its formation in 1988.

   Jack J. Partagas, age 61, is a Director and the President, Chief Operating Officer, and Secretary of the Company and the Bank. Prior to joining the Company and the Bank in 1988, Mr. Partagas was Vice President of Florida Commercial between 1971 and 1988. Mr. Partagas has been a Director of the Company and the Bank since 1988, Executive Vice President of the Company and the Bank from 1988 through 1992, and President of the Company and the Bank since 1992.

   Cromwell A. Anderson, age 73, is a Director of the Company and the Bank. Mr. Anderson has been in the private practice of law since 1954.
   Mr. Anderson is currently a shareholder in the law firm of Fowler, White, Burnett, Hurley, Banick & Strickroot, P.A. Prior to 1988, Mr. Anderson was a member of the Boards of Directors of Florida Commercial and one of its subsidiary banks. Mr. Anderson has been a Director of the Company and the Bank since 1988.

   Robert Namoff, age 46, is a Director of the Company and the Bank.
   Mr. Namoff has been the general manager of Allied Universal Corporation, a chemical manufacturing company, since 1976. Mr. Namoff has been a Director of the Company and the Bank since 1990.

   Julius J. Shepard, age 86, is a Director of the Company and the Bank. Mr. Shepard is a private real estate investor and was a director of Florida Commercial and one of its subsidiary banks prior to 1988.
   Mr. Shepard has been a Director of the Company and the Bank since 1988.

   Sherman Simon, age 80, is a Director of the Company and the Bank.
   Mr. Simon has been a private real estate investor for over 29 years. Mr. Simon has been a Director of the Company and the Bank since 1988.

   Michael W. Sontag, age 53, is a Director of the Company and the Bank. Mr. Sontag is an Architectural Engineer and a licensed general contractor. Mr. Sontag is a founding shareholder and was elected as a Director of the Company and the Bank in 1997.

   Martin Yelen, age 71, is a Director of the Company and the Bank and was formerly a director of Florida Commercial. Mr. Yelen is a retired attorney who engaged in private practice for 45 years with the firm of Yelen & Yelen, P.A. Mr. Yelen currently serves on the Miami-Dade and Monroe County chapters of the National Safety Council and was a councilman and Mayor of the City of West Miami. Mr. Yelen has been a Director of the Company and the Bank since 1988.

   Richard J. Bischoff, age 54, is a Director of the Company and the Bank. Mr. Bischoff is a shareholder in the Miami office of the law firm
   Gunster, Yoakley, Valdes-Fauli & Stewart P.A.   Mr. Bischoff has been a
   director of the Company and the Bank since September, 1998.

    The Board of Directors recommends a vote "FOR" the election of all nominees.


The Board of Directors and Committees

   The Board of Directors of the Company consists of the same persons as the Board of Directors of the Bank. The Company conducts its operations through the Bank which is its wholly owned subsidiary. Both the Company and the Bank held twelve meetings of the Board of Directors during 1998. Each director, attended at least 75% of the board meetings that were held while he was serving as a director during the year, as well as attending at least 75% of the committee meetings of those committees of which the respective director was a member. During 1998, the Company's Board of Directors had a standing Compensation Committee, and the Bank's Board of Directors had a standing Audit Committee.

       (a) Audit Committee. The Bank's Audit Committee consists of Messrs. Namoff, Simon and Yelen. These persons were all independent, non-employee directors of the Bank and the Company and constitute three of the seven non-employee directors of the Board. The Audit Committee held four meetings during 1998. The Audit Committee has functional supervision over the internal audit staff, reviews the system of internal controls and the adequacy of the internal audit system, and receives reports on activities of the internal auditing department. It recommends the independent public accountants to the Bank's and the Company's Boards of Directors and reviews the scope of the audits and the actual audits performed by both the independent public accountants and the internal auditors. It is responsible for ensuring that the audit findings are adequately addressed.

       (b) Compensation Committee. The Company's Compensation Committee consists of Messrs. Anderson, Shepard, Simon and Yelen. These persons are all independent, non-employee directors of the Company and constitute four of the seven non-employee directors of the Board. The Compensation Committee held two meetings during 1998. The Compensation committee was delegated the duties of establishing and administering an executive compensation program. Its activities include reviewing and approving the design of the program, setting performance goals, assessing executive performance, and making grants of salary, bonuses, and incentive compensation. The Compensation Committee also administers the 1994 Performance Stock Option Plan.

      (c) Nominating Committee. The Company has no formal nominating committee but rather the entire Board of Directors acts as the nominating committee.


Executive Officers of the Company

       The executive officers of the Company are elected to their offices for one-year terms at the meeting of the Board of Directors in April of each year. The terms of any executive officers elected after such date expire at the same time as the terms of the executive officers elected at such date.

   Joseph W. Armaly, age 62, is Chairman of the Board of Directors and Chief Executive Officer of the Company and the Bank. Mr. Armaly served as President of Merchants Bank of Miami ("Merchants") from 1965 through 1988 and also served as Chairman of Merchants' Board of Directors from 1980 through 1988. Mr. Armaly was also President and Chairman of the Board of Florida Commercial Banks, Inc. ("Florida Commercial") from 1980 through 1988. Mr. Armaly has been Chairman of the Board of the Company and the Bank since its formation in 1988.

   Jack J. Partagas, age 61, is a Director and the President, Chief Operating Officer, and Secretary of the Company and the Bank. Prior to joining the Company and the Bank in 1988, Mr. Partagas was Vice President of Florida Commercial between 1971 and 1988. Mr. Partagas has been a Director of the Company and the Bank since 1988, Executive Vice President of the Company and the Bank from 1988 through 1992, and President of the Company and the Bank since 1992.

   Barbara E. Reed, age 35, was elected Senior Vice President and Chief Financial Officer of the Company and the Bank in June of 1995. Ms. Reed previously served the Bank as Vice President and Controller and as Auditor. Prior to 1991, Ms. Reed was employed by Coopers & Lybrand LLP.


Certain Relationships and Related Transactions

    The Bank has had and expects to have in the future various loan and other banking transactions in the ordinary course of business with directors, executive officers, and principal shareholders of the Bank and the Company (or associates of such persons). In the opinion of management, all such transactions:(i) have been and will be made in the ordinary course of business;
(ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those generally prevailing at the time for comparable transactions with unrelated persons; and (iii) do not involve more than the normal risk of collectibility or present other unfavor-able features. The total amount of extensions of credit to directors, executive officers, those stockholders named in the table in "Security Ownership of Certain Beneficial Owners and Management" (set forth below), and any of their associates was $3.2 million as of February 28, 1999, which represented approximately 7.2% of total shareholders equity.

       The firm of Fowler, White, Burnett, Hurley, Banick & Strickroot, P.A., occasionally provides legal services to the Company and the Bank. Cromwell A. Anderson, a director of the Company and the Bank, is a partner in that firm. The fees paid in 1998 and 1997 were not material to the Company or the law firm.

       The firm of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. acts as corporate counsel to the Company and the Bank. Richard J. Bischoff, a director of the Company and the Bank, is a shareholder in that firm. The fees paid in 1998 were not material to the Company or the law firm.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange act of 1934 requires the Company's officers (as defined in Rule 16a-1(f)), directors, and persons owning more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely upon a review of the copies of forms furnished to the Company, the Company believes that during the 1998 fiscal year, all filing requirements applicable to its officers and directors and 10% shareholders were met.


Security Ownership of Certain Beneficial Owners and Management

       The following table sets forth certain information as of March 1, 1999, regarding the beneficial ownership of the Company's outstanding Common Stock by one person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                            Current Beneficial Ownership
                                               Number of   Percent of
Name and Address of Beneficial Owner          Shares (1)     Class*

John Hancock Advisors, Inc. (2)                 257,597       6.50%
101 Huntington Avenue, Boston, MA 02199

    The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of March 1, 1999, by (i)
each director and executive officer of the Company, and (ii) the directors and the executive officers of the Company as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.
                                            Current Beneficial Ownership
                                           Number of      Percent of
Name and Address of Beneficial Owner         Shares (1)(9)   Class*
Cromwell A. Anderson                         80,384 (4) (8)   2.03%
     1029 Hardee Road
     Coral Gables, Florida 33146
Joseph W. Armaly                            158,246  (3) (8)  3.99%
     7141 S.W. 136th Street
     Miami, Florida 33156
Richard J. Bischoff                           9,505            **
     6500 Riviera Drive
     Coral Gables, Florida
Robert Namoff                                69,032  (4)      1.74%
     13611 S.W. 105th Avenue
     Miami, Florida 33176
Jack J. Partagas                             32,820  (3)       **
     7540 S.W. 158th Terrace
     Miami, Florida 33157
Barbara E. Reed                              15,611  (6)       **
     13355 S.W. 74th Avenue
     Miami, Florida 33156
Julius J. Shepard                           145,734  (5)      3.68%
     2321 Fisher Island
     Miami, Florida 33109
Sherman Simon                               124,285  (4)      3.14%
     9999 Collins Avenue, #20K
     Bal Harbour, Florida 33154
Michael W. Sontag                            21,402  (7)       **
     14535 S.W. 63rd Court
     Miami, Florida 33158
Martin Yelen                                 48,232  (4)      1.22%
     1925 Brickell Avenue, #1001
     Miami, Florida 33129

All directors and the executive officers
as a group (10 persons) (8)                 705,251          17.80%

______________
* Both the number of shares beneficially owned and, for purposes of calculat-ing the percentage of class, the total number of shares of the class, include shares of common stock underlying 279,836 outstanding and exerci-sable options under the Company's 1994 Performance Stock Option Plan and the Company's 1994 Outside Director Stock Option Plan.
** Less than 1%.

(1) In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

(2) Through their parent-subsidiary relationship to John Hancock Advisors, Inc., John Hancock Mutual Life Insurance Company, John Hancock Subsidiar-ies Inc., John Hancock Asset Management, and The Berkeley Financial Group have indirect beneficial ownership of these same shares.

(3) Includes Options granted June 1, 1994 to purchase 10,419 shares of Common Stock at $9.11 per share, Options granted August 16, 1995 to purchase 6,946 shares of Common Stock at $12.63 per share, Options granted June 1, 1996 to purchase 8,393 shares of Common Stock at $11.88 per share, Options granted June 1, 1997 to purchase 6,340 shares of Common Stock at $15.19 per share, and Options granted June 1, 1998 to Purchase 4,200 shares of Common Stock at $23.57 per share.

(4) Includes Options granted June 1, 1994 to purchase 4,631 shares of Common Stock at $9.11 per share, Options granted June 1, 1995 to purchase 4,631 shares of Common Stock at $12.31 per share, Options granted June 1, 1996 to purchase 4,631 shares of Common Stock at $11.88 per share, Options granted June 1, 1997 to purchase 4,410 shares of Common Stock at $15.19 per share, and Options granted June 1, 1998, to purchase 4,200 shares of Common Stock at $23.57 per share.

(5) Includes Options granted June 1, 1994 to purchase 2,315 shares of Common Stock at $9.11 per share, Options granted June 1, 1995 to purchase 2,315 shares of Common Stock at $12.31 per share, Options granted June 1, 1996 to purchase 2,315 shares of Common Stock at $11.88 per share, Options granted June 1, 1997 to purchase 2,205 shares of Common Stock at $15.19 per share, and Options granted June 1, 1998 to purchase 2,100 shares of Common Stock at $23.57 per share.

(6) Includes Options granted August 16, 1995, to purchase 5,789 shares of Common Stock at $12.63 per share, Options granted June 1, 1996 to purch-ase 5,789 shares of Common Stock at $11.88 per share, Options granted June 1, 1997 to purchase 2,756 shares of Common Stock at $15.19 per share, and Options granted June 1, 1998 to purchase 2,100 shares of Common Stock at $23.57 per share

(7) Includes Options granted June 1, 1998 to purchase 2,100 shares of Common Stock at $23.57 per share.

(8) Does not include 27,550 shares held of record by Mr. Armaly's wife,40,051 shares held of record by Mr. Anderson's wife, and 231 shares held of record by a Trust for benefit of Mr. Anderson's son. Messrs. Armaly and Anderson respectively disclaim beneficial ownership of all such shares. Inclusion of such shares would result in Mr. Armaly owning 185,796 shares or 4.69%, Mr. Anderson owning 120,666 shares or 3.05% and all directors and the executive officers owning as a group 773,083 shares or 19.51% of the total issued and outstanding shares of Common Stock.

(9) The number of shares underlying the stock options described in this table and the foregoing footnotes, and the exercise prices for such shares, give effect to the anti-dilution adjustments which were made with respect to such options as a result of the 5% stock dividends which were declared by the Company in each of December, 1996, December, 1997, and December, 1998.


Executive Compensation

       The following table sets forth as of December 31, 1998, all compensation paid during the Company's and Bank's latest fiscal year to the Company's and the Bank's chief executive officer and to those executive officers of the Company whose total annual compensation exceeded $100,000 in any of the last three completed fiscal years.


                          SUMMARY COMPENSATION TABLE
                                                                  Long Term
                      Annual Compensation                       Compensation
                                                        Stock
Name and Principal                                     Options    All Other
Position(1)           Year       Salary     Bonuses   Granted(2)Compensation(3)
Joseph W. Armaly      1998      $265,000    $40,000     4,200       $6,377
Chairman and Chief    1997      $250,000    $35,000     6,340       $5,807
Executive Officer     1996      $230,000    $30,000     8,393       $5,826
of the Company and
the Bank

Jack J. Partagas      1998      $195,000    $35,000     4,200       $8,793
President and Chief   1997      $180,000    $27,000     6,340       $8,070
Operating Officer of  1996      $165,000    $22,000     8,393       $5,749
the Company and the
Bank

Barbara E. Reed(4)    1998      $ 95,000    $10,000     2,100       $4,807
Senior Vice President 1997          -          -          -            -
and Chief Financial   1996          -          -          -            -
Officer of the Company
and the Bank

(1) All compensation or remuneration paid to employees is paid by the Bank. At the present time, there are no separate employees of the Company and there is no compensation paid by the Company.

(2) Gives effect to the anti-dilution adjustments which were made with respect to such options as a result of the 5% stock dividends which were declared by the Company in each of December, 1996, December, 1997, and December, 1998.


(3) The Bank has adopted a plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code in which after one year of employment, all employees of the Bank are eligible to participate. The Bank, in its discretion, may match any amounts deferred by employees. The amount of contribution made by the Bank with respect to all employees was approxi-mately $132,000 in 1998, $106,000 in 1997, and $34,000 in 1996.

(4) 1998 is the only fiscal year in which Ms. Reed's total annual compensa-tion exceeded $100,000.

                                   TABLE OF
                      OPTION GRANTS IN LAST FISCAL YEAR
                                                           Potential Realizable
                 Number of  % of Tot.                         Value at Assumed
                Securities  Options     Exercise          Annual Rates of Stock
                Underlying  Granted to     or               Price Appreciation
                 Options   Employees in   Base  Expiration    for Option Term
Name             Granted(1)Fiscal Year   Price(1)  Date(2)      5%        10%
Joseph W. Armaly   4,200      16.7%      $23.57    6/1/08    $62,260   $157,780

Jack J. Partagas   4,200      16.7%      $23.57    6/1/08    $62,260   $157,780

Barbara E. Reed    2,100       8.3%      $23.57    6/1/08    $31,130   $ 78,890

__________________
(1) The number of shares underlying the stock options described in this table and the exercise prices for such shares are adjusted to give effect to the anti-dilution adjustments which were made with respect to such options as a result of the 5% stock dividend which was declared by the Company in December, 1998.

(2) The Company's form of option agreement provides for early termi-nation in the event the option holder's employment is terminated, the option holder dies, or the option holder becomes permanently or totally disabled. The Options may not be exercised until at least one year from the date of grant, which was June 1, 1998.


         FISCAL YEAR-END OPTION VALUES

                       Number of             Value of
                       Securities          Unexercised
                       Underlying          In-the-Money
                       Unexercised          Options at
                       Options at           FY-End ($)
                         FY-End
                      Exercisable/         Exercisable/
Name                Unexercisable(1)      Unexercisable
Joseph W. Armaly     32,098/4,200           $359,500/$ -

Jack J. Partagas     32,098/4,200           $359,500/$ -

Barbara E. Reed      14,334/2,100           $145,914/$ -

____________________
(1) The number of shares underlying the stock options described in this table gives effect to the anti-dilution adjustments which were made with respect to such options as a result of the 5% stock dividends which were declared by the Company in each of December, 1996, December, 1997, and December, 1998.

Employment Agreements

       As of March 18, 1994, the Company and the Bank entered into employment agreements with Messrs. Armaly and Partagas and with Ms. Reed. These agreements are intended to assure the Company and the Bank of the continued services of key officers.

       With respect to Messrs. Armaly and Partagas, the agreements provide that each officer shall be employed by the Company and the Bank in his current position for a period of three (3) years. On March 31, 1995 the term was extended automatically for one additional year and on each subsequent March 31 the term is automatically extended for one additional year such that after each March 31 extension the term of the agreement is a full three years. Compensation and benefits are to be determined by the Board of Directors of the Company, provided that the officer's participation in employee benefit plans and arrangements shall provide benefits at least equal to those provided to all other employees of the Company. In the event that the officer's employment is terminated (except for death, disability, or cause) or if the officer termi-nates his employment because of a reduction in position, responsibility, salary or for any other good reason, as defined in the agreement, and including a change in control of the Company, the officer is entitled to severance benefits equal to three year's salary and cash incentive compensation plus the option to continue to receive fringe benefits for an additional three years or an additional sixty (60%) percent of annual salary and cash incentive compensation in lieu of fringe benefits. In the event the officer terminates his employment other than for good reason, as defined in the agreement, the officer is entitled to severance benefits equal to one year's salary and cash incentive compensation plus an additional twenty (20%) percent in lieu of fringe benefits. Such severance benefits will be based upon the executive's then current salary and the aggregate cash incentive compensation last paid to or earned by the officer in the immediately preceding twelve months prior to termination. In the event that any of such payments constitute "parachute payments" under Section 280G of the Internal Revenue Code and therefore are subject to the excise tax on "excess parachute payments" under Section 4999 of the Internal Revenue Code, the agreements provide that the Company will pay an additional cash amount, as determined by a formula set forth in the agreements, sufficient pay both the excise tax and any additional amounts which become due as the result of the payment of the excise tax, to put the officer in the same position as though no excise tax had been imposed.

    With respect to Ms. Reed, the agreement provides that she shall be employed by the Company and the Bank in her current position for a period of one year. On December 14,1997 the term was extended automatically for one additional year and on each subsequent December 14 the term is automatically extended for one additional year. Compensation and benefits are to be determined by the Board of Directors of the Company, provided that the officer's participation in employee benefit plans and arrangements shall provide benefits at least equal to those provided to all other employees of the Company. In the event that the officer's employment is terminated (except for death, disability, or cause) or if the officer terminates her employment because of a reduction in position, responsi-bility, salary, or for any other good reason, as defined in the agreement, Ms. Reed is entitled to severance benefits equal to her base salary and cash incentive compensation through and including the scheduled termination date, as extended. If the agreement is terminated by Ms. Reed pursuant to a change in control of the Company, Ms. Reed is entitled to severance benefits equal to twelve times her then current monthly salary. In the event that Ms. Reed terminates her employment other than for good reason, as defined in the agreement, the officer is entitled to severance benefits equal to her base salary and cash incentive compensation through and including the date of termination. Such severance benefits will be based upon Ms. Reed's then current salary and the aggregate cash incentive compensation last paid to or earned by the officer in the immediately preceding twelve months prior to termination.

Director Compensation

       Directors of the Company who are salaried employees of the Bank do not receive any additional compensation for serving as a director or committee member. Non-employee directors of the Bank receive a retainer of $1,000 per calendar quarter.

       In addition, each non-employee director in office in June, 1998 received 2,000 (as later adjusted for stock dividends declared in December, 1998) stock options in 1998 for serving on the Board, and each non-employee director who was a member of Bank's Loan or Executive Committees in June, 1998 received 2,000 (as later adjusted for stock dividends declared in December, 1998) additional stock options in 1998.

Board Compensation Committee Report on Executive Compensation

1.     Performance and Policies.

        The Compensation Committee of the Board of Directors of the Company oversees and administers the Company's executive compensation programs. All members of the Compensation Committee are outside directors who are not eligi-ble to participate in any of the compensation programs that the Committee oversees. The Compensation Committee recommends and the Board of Directors determines, based on such recommendations, compensation for the Chairman. Compensation levels for the other executive officers of the Company are determined by the Compensation Committee, based on the recommendations of the Chairman.

       The Company's executive compensation program is designed to attract, retain, motivate, and appropriately reward individuals who are responsible for the Company's short- and long-term profitability, growth, and return to shareholders. It is also designed to align the interests of high level employees with those of the Shareholders. Compensation for Company executive officers consists of base compensation, annual cash incentive awards, and long-term incentive awards in the form of stock options. Executive officers also participate in a savings incentive plan and medical plan available to employees generally.

       The determination of base compensation increases, annual cash incentive awards, and long-term incentive awards is based upon the performance of the Company and the contribution of each individual to that performance. Individual contribution is assessed based upon factors such as level of responsibility, job complexity, and the importance of the position in the structure of the Company and the Bank. Individual contribution is also judged more subjective-ly based upon the Compensation Committee's overall evaluation of the officer's professionalism and professional growth, judgment, business acumen and ability, and effort. The Compensation Committee also compares, on a random and subject-ive basis, the salaries of the executive officers with the salaries of execu-tive officers of other bank holding companies of comparable size. Finally the Compensation Committee considers whether compensation increases are fair and equitable based upon individual performance and a comparison with peers. Although the components of compensation (base compensation, annual cash incentive awards, and long-term incentive awards) are reviewed separately, compensation decisions are made based on a review of total compensation.

      (a) Base Compensation. Pay levels for each executive are set annually at the beginning of the fiscal year and are based primarily on the performance of the Company during the prior fiscal year. The Compensa-tion Committee considers factors such as earnings per share, pre-tax earnings, net profits and return on equity. Secondarily, the Compensation Committee considers individual performance in light of each executive's job responsibilities. In determining the base salaries for 1998, the Compensation Committee specifically took into account the Company's operating performance during 1997. For purposes of this discussion, all 1996 figures in the Board Compensation Committee Report on Executive Compensation section of the Proxy Statement, shall be adjusted for two non-recurring items; the first being the charge-off of goodwill associ-ated with a 1994 acquisition, and the second being a one-time assessment for the recapitalization of the Savings Association Insurance Fund. Specifically, net income increased 24% during 1997; return on average assets and equity were 1.20% and 11.54% respectively, as compared to 1.03% and 9.66%, respectively, in 1996; credit performance remained excellent; diluted earnings per share increased from $1.04 in 1996, to $1.20 in 1997 and loan growth exceeded expectations with 33% growth in 1997.

      (b) Annual Cash Incentive Awards. Annual cash incentive awards to the Company's executive officers are granted at the discretion of the Compensation Committee and are determined at the end of the fiscal year. The determination of the amount of such awards is made by the Compensa-tion Committee based upon the performance of the Company and on a subjective basis as indicated above. For purposes of determining the level of the annual cash incentive awards to be paid to senior executives for 1998, it was the Compensation Committee's view that the Company's 1998 results represented a strong performance, primarily from operations. The Compensation Committee noted the following factors in support of its findings: net income increased 7.5% during 1998; return on average assets and equity were 1.16% and 11.14% in 1998, respectively, as compared to 1.20% and 11.54% in 1997; credit performance remained excellent; diluted earnings per common share increased from $1.04 in 1996 and $1.20 in 1997, to $1.27 in 1998; the senior executive officers were successful in implementing the loan growth strategy of the Bank, as average loans increased by 23% from 1997 to 1998; average total deposits increased 11.5% from 1997 to 1998; and cash dividends declared during 1998 increased 61% over 1997.

      (c) Stock Option Awards. The Compensation Committee also uses stock options to reward management and to link them to the long-term results and stockholder interests of the Company. Option grants are usually determined in the Spring of each fiscal year. The levels of option grants are determined at the discretion of the Compensation Committee on a subjective basis. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year. In determining the levels of option grants for 1998, the Compensation Committee considered the performance of the Company for fiscal 1997, the performance of the Company for the beginning of 1998, and efforts and initiatives by the executive officers to implement and support the strategic objectives of the Bank.

2.     CEO Compensation.

       Joseph Armaly is eligible to participate in the same executive compensa-tion program available to the other executive officers within the Company. His 1998 base salary was set at $265,000, as compared to $250,000 in 1997. Mr. Armaly's base salary was based primarily on the Company's performance during 1997; specifically, net income increased 24% during 1997; return on average assets and equity were 1.20% and 11.54% respectively, as compared to 1.03% and 9.66%, respectively, in 1996; credit performance remained excellent; diluted earnings per share increased from $1.04 in 1996, to $1.20 in 1997, and loan growth exceeded expectations with 33% growth in 1997.

       The stock option grants made to Mr. Armaly in 1998 were based on the analysis discussed above for fiscal year 1997, together with performance of the Company for the first half of 1998. In addition, the Compensation Committee considered certain initiatives undertaken in 1998, including an effort made by the Bank to increase loans, while maintaining the Bank's stringent underwriting policy. In June 1998, Mr. Armaly was awarded ten-year options covering 4,000 shares, which were adjusted to 4,200 shares as a result of the 5% stock divi-dend declared by the Company in December 1998. The terms and conditions of this grant were consistent with the grants to all other executive officers.

       In December, 1998, Mr. Armaly received an annual cash incentive award of $40,000. This annual cash incentive award was based upon the Company's performance during the 1998 fiscal year and the individual performance of the executive. In determining this award, the Compensation Committee considered the increase in the Company's earnings during 1998. Specifically, the Compensation Committee considered the following factors: net income increased 7.5% during 1998; return on average assets and equity for 1998 were 1.16% and 11.14%, as compared to 1.20% and 11.54% in 1997; diluted earnings per common share increased from $1.04 in 1996, and $1.20 in 1997 to $1.27 in 1998; the Bank was successful in implementing its loan growth strategy, as average loans increased by 23% from 1997 to 1998; average total deposits increased 11.5% from 1997 to 1998; and cash dividends declared during 1998 increased 61% over 1997.



       CROMWELL A. ANDERSON, CHAIRMAN              JULIUS J. SHEPARD
       SHERMAN SIMON                               MARTIN YELEN


PERFORMANCE GRAPH

       The graph (table inserted below in lieu of graph for Edgar filing) compares cumulative five-year shareholder returns (including reinvestment of dividends) on an indexed basis with the Center for Research in Security Prices ("CRSP") Index for the NASDAQ Stock Market (U.S. Companies and the CRSP Index for NASDAQ Bank Stocks (SIC codes 602 and 671). These indices are included for comparative purposes only, and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved and are not intended to forecast or be indicative of possible future performance of the Common Stock. The graph assumes that the value of an investment in the Common Stock and in each index was $100 on December 31, 1994, and that all dividends were reinvested.

           Comparison of Five-Year Cumulative Return
            Commercial Bankshares, Inc. Common Stock

                                  1994     1995    1996    1997    1998
Commercial Bankshares, Inc.       100      133     149     261     266
NASDAQ Stock Market (US Stocks)   100      141     174     213     300
NASDAQ Stock Market Bank Stocks   100      149     197     329     327


PROPOSAL II

AMENDMENT OF THE 1994 OUTSIDE DIRECTOR STOCK OPTION PLAN

General

       At the Annual Meeting, the Shareholders are being asked to approve an amendment to the Company's 1994 Outside Director Stock Option Plan (the"Outside Director Plan")in order to increase the number of shares reserved for the grant of options thereunder by 150,000 shares of Common Stock to an Aggregate of 265,763 and to increase the number of options granted annually from the current level of 2,000 options for each Outside Director and an additional 2,000 op-tions for each outside Director serving on the Loan Committee or the Executive Committee of the Bank, to 3,000 options for each Outside Director and an additional 2,000 options for each outside Director serving on the Loan Commit-tee or the Executive Committee of the Bank. The Outside Director Plan was adopted by the Board of Directors on March 18, 1994 and approved by the Share-holders on April 21, 1994 with a total of 100,000 shares reserved for the grant of options thereunder. Anti-dilution adjustments due to 5% stock dividends declared in 1996, 1997, and 1998 increased the shares reserved for the grant of options to 105,000, 110,250, and 115,763, respectively, for those years.

      As of March 10, 1999, 3,786 shares of Common Stock were available for the grant of options under the Outside Director Plan. Options to purchase 103,362 shares of Common Stock were outstanding and 8,615 shares of Common Stock had been issued upon the exercise of options granted under the Outside Director Plan at an average exercise price per share of $12.84.

       The Outside Director Plan provides for the automatic grant of non-statutory stock options. The Outside Director Plan is summarized below. The Outside Director Plan is designed to attract, retain and motivate talented Out-side Directors and to align the interests of the Outside Directors with those of the Shareholders in order to assist the Company in the successful conduct of its business. The Board of Directors has determined that the remaining shares available for the grant of options are insufficient for the automatic grants in 1999. The chairman has advised that the number of options automatically granted is insufficient to accomplish the purposes of the Outside Director Plan.

Summary of the Outside Director Plan

General Information

      All Outside Directors are eligible to participate in the Outside Director Plan. Outside Directors are those Directors of the Company who are not also employees of the Company or the Bank. There are currently seven Outside Directors.

      The maximum number of shares of the Company's Common Stock that currently may be issued under the Outside Director Plan is 100,000. Appropriate adjustments are made in the number of options and shares that could be issued in the future and in the number of shares and exercise price of all outstanding options in the event of a stock split, stock dividend, merger, combination, exchange of shares or other similar corporate change. If an option is canceled or expires without the issuance of shares, the shares subject to such option are available for future grants under the Outside Director Plan.

Grants Under the Outside Director Plan

       In each calendar year during the term of the Outside Director Plan, each Outside Director receives, for no additional consideration, an immediately exercisable option having a ten-year term to purchase 2,000 shares of the Company's Common Stock. Additionally, any Outside Director who is also a member of the Bank's Loan Committee or Executive Committee receives an additional option to purchase 2,000 shares of the Company's Common Stock. No person may receive an option for the purchase of more than 4,000 shares during any single year. There are currently three Outside Directors on the Bank's Loan Committee and two Outside Directors currently serve on the Bank's Executive Committee.

       The exercise price per share is 100% of the fair market value of the Company's Common Stock on the date of grant. The market value of the Company's Common Stock at the close of business on March 1, 1999 was $20.75.

       Each annual award is made on the later of the first business day following the annual meeting of the Company's Shareholders or June 1. Options received as annual grants may be immediately exercised in whole or in part.

Termination of Board Membership.

       In the event that an Outside Director's board membership terminates by reason of retirement after attaining age 70, long term disability or death, such Director's options may thereafter be exercised in full in the case of retirement for a period of three years and in the case of death or disability for a period of one year, subject in each case to the stated term of the option. In the event an Outside Director's Board membership terminates for any other reason, such Director's options will expire thirty (30) days after cessation of Board membership.

       The Board may terminate or suspend the Outside Director Plan at any time but such termination or suspension shall not affect any options then outstand-ing. Unless sooner terminated by action of the Board, the Outside Director Plan will terminate on March 18, 2004, but options outstanding on such date shall continue to be outstanding until the expiration of their terms. The Board may also amend the Outside Director Plan as it deems advisable, but unless the shareholders approve, no such amendment may materially increase the benefits to the Outside Directors. In addition, no such amendment shall adversely affect any option theretofore granted under the Outside Director Plan without the holder's consent.

       The adoption of the proposed amendment to the Outside Director Plan requires the vote of a majority of the shares of Common Stock present in person or by proxy at the 1999 Annual Meeting of Shareholders because the amendment materially increases the benefits to the Outside Directors. If not otherwise specified, properly executed proxies will be voted in favor of the proposal. The Board of Directors, especially the Outside Directors, obviously have an interest in the approval of this Outside Director Plan.

Certain United States Federal Income Tax Information

       The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Outside Directors Plan, does not purport to be complete, and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

      Options granted under the Outside Director Plan are non-statutory options
("NSO").   An optionee will not recognize any taxable income at the time he is granted an NSO. However, upon its exercise, the optionee will recognize ordin-ary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. The Company will receive a tax deduction equal in amount to the ordinary income recognized by optionees as described above. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Capital gains are grouped and netted by holding periods. Net capital gains on assets held for twelve months or less are currently taxed at the individual's highest federal ordinary income tax rate. Net capital gains on assets held for more than 12 months is currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

       The Board of Directors recommends a vote "FOR" the approval of the amendment of the Outside Director Plan.



PROPOSAL III
AMENDMENT OF THE 1994 PERFORMANCE STOCK OPTION PLAN

General

       At the Annual Meeting, the Shareholders are being asked to approve an amendment to the Company's 1994 Performance Stock Option Plan (the"Performance Plan") in order to increase the number of shares reserved for the grant of options thereunder by 150,000 shares of Common Stock to an Aggregate of 497,288. The Performance Plan was adopted by the Board of Directors on March 18, 1994 and approved by the Shareholders on April 21, 1994 with a total of 300,000 shares reserved for the grant of options thereunder. Anti-dilution adjustments due to 5% stock dividends declared in 1996, 1997,and 1998 increased the shares reserved for the grant of options to 315,000, 330,750, and 347,288, respectively, for those years.

       As of the Record Date 116,634 shares of Common Stock were available for the grant of options under the Performance Plan. Options to purchase 201,674 shares of Common Stock were outstanding and 28,980 shares of Common Stock had been issued upon the exercise of options granted under the Performance Plan at an average exercise price per share of $10.39.

        The Performance Plan is designed to attract, retain and motivate and reward talented employees and to align the interests of these employees with those of the Shareholders in order to assist the Company in the successful conduct of its business. The Board of Directors has determined that the remaining shares available for the grant of options will insufficient within three years at current levels of grants or sooner if granting levels are increased.

Summary of the Performance Plan

Administration

The Performance Plan is administered by the Compensation Committee (the "Com-mittee"),consisting of not less than three members of the Board of Directors of the Company who are Outside Directors appointed by the Board of Directors. The Committee will select the key employees who will be granted Options and/or stock appreciation rights ("SARs") (as described below) under the Performance Plan and, subject to the provisions of the Performance Plan, will determine the terms and conditions and number of shares subject to each Option (and SAR). The Committee will also make any other determinations necessary or advisable for the administration of the Performance Plan including the grant of a cash award in conjunction with the grant of an NSO. The determinations by the Committee will be final and conclusive. Grants of Options, SARs, cash awards and other decisions of the Committee are not required to be made on a uniform basis.

Shares Subject to the Performance Plan

       The Performance Plan provides that the total number of shares of the Company's Common Stock,$.08 par value per share, that may be purchased pursuant to Options or transferred pursuant to the exercise of SARs shall not exceed 300,000 shares of the Company's Common Stock. The shares to be issued under the Performance Plan are currently authorized but unissued shares. The number of shares of the Company's Common Stock available under the Performance Plan is subject to adjustment by the Committee to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other events. Shares of the Company's Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which options may be granted will be restored to the number of shares available for issuance under the Performance Plan.

Eligibility

       The Committee is authorized to grant Options, SARs and cash awards under the Performance Plan only to key employees of the Company and its subsidiaries. Members of the Committee are not eligible for Option and SAR grants or cash awards under the Performance Plan. The fact that an employee is a director of the Company will not make him ineligible for an Option, SAR or cash award grant unless he is also a member of the Committee. The power to designate who is a "key employee" is reserved solely to the Committee.

       The aggregate fair market value of Common Stock (determined at the time the incentive stock option is granted)subject to incentive stock options grant-ed to a key employee under all stock option plans of the Company, of the Compa-ny's parent (if any) and of the Company's subsidiaries (if any), and that become exercisable for the first time by such key employee during any calendar year may not exceed $100,000. If the aggregate fair market value exceeds $100,000, Options in excess of the $100,000 limit will be issued as non-statutory options.

Options

     Upon the grant of an Option to a key employee, the Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. The exercise price for incentive stock options ("ISOs") (as described below) shall not be less than the fair market value of the Common Stock at the time the Option is granted. NSOs may be granted at less than the fair market value of the Common Stock. "Fair market value" is determined by the Board of Directors taking into account factors affecting or reflecting value. The market value of the Company's Common Stock as of March 1, 1999 was $20.75.

      Each Option granted under the Performance Plan will be exercisable by the optionee only during the term fixed by the Committee, with such term ending not later than ten years after the date an ISO is granted, and not later than the date established by the Committee for an NSO. Options may be exercisable in whole or in part. Upon exercise of any Option, payment for shares as to which the Option is exercised shall be made in such manner and at such time or times as shall be provided by the Committee in the option agreement pursuant to which the Option was granted, including cash, shares of Common Stock previously acquired by the grantee, or any combination thereof. If all or part of the option exercise price is paid in shares of the Company's Common Stock, the value of such shares will be equal to the fair market value of such shares on the date of payment.

       ISOs granted to any employee who, immediately after the grant of such option, would own more than 10% of the total combined voting power of all classes of the Company's stock, must specify that the exercise price shall be at least 110% of the fair market value of the Stock subject to the Option and may not be exercisable after the expiration of five years from the date the incentive stock option is granted.

Stock Appreciation Rights; Cash Awards

       SARs may be, but are not required to be, granted by the Committee in connection with the grant of an Option. All SARs shall be in such form as the Committee may from time to time determine subject to the conditions specified below. Specifically, a SAR shall be exercisable only (i) with the approval of the Committee,(ii) during the term of the Option to which it relates, (iii) at such times as the Option to which it relates is exercisable, and(iv)if the fair market value of the Common Stock subject to the Option surrendered (on the date surrendered) minus the aggregate exercise price for the Common Stock subject to the Option surrendered is a positive amount.

       In the event the Committee agrees to permit exercise of the SAR, the optionees shall surrender to the Company the right to exercise the Option with respect to a specified number of shares as to which the Option is then exercisable. In return, the optionee shall receive from the Company in amount payable in cash and/or in shares of Common Stock (as determined by the Commit-tee after considering the request of the optionee) equal to the difference between the fair market value of the Common Stock as to which the optionee has surrendered the Option and the exercise price with respect thereto. In the event the Committee determines to tender shares of Common Stock in full or partial payment of the SAR, the number of shares to be issued to the optionee shall be based on the fair market value of the shares as of the date of exercise of the SAR. No fractional shares shall be issued to optionees upon exercise of a SAR. Instead, the Company shall pay in cash to the optionee the value of such fractional shares based upon the fair market value of a share on the date the SAR is exercised.

       SAR's granted under the Performance Plan will be transferable only when the Option to which it relates is transferable (only by will or by the laws of descent and distribution).

       Upon exercise of a SAR, the Option to which it relates will lapse with respect to the shares as to which the SAR is exercised, and such shares shall not be available for further grant of options under the Performance Plan.

       A cash award may be, but is not required to be, granted by the Committee in connection with the grant of an NSO. A cash award is designed to compensate the grantee of an NSO for the loss of tax benefits the grantee would have been entitled to, had the NSO been an ISO.

      The Committee is authorized to grant Options, SARs and cash awards to key employees for no consideration to the Company.

Options Granted; Stock Appreciation Rights Granted

      To date no options or SARs have been granted, but the Committee may issue options and SARs in an amount as yet undetermined to key employees, as determined in the sole discretion of the Committee.

Transferability; Termination of Employment

       All options granted under the Performance Plan will be non-transferable and non-assignable except by will or by the laws of descent and distribution, and mayBe exercised during the lifetime of the optionee only by the optionee.

       ISOs expire no later than three months after the optionee's termination of employment for any reason other than death or disability and no later than twelve months after the optionee's termination of employment on account of death or disability. Unless authorized by the Committee, the optionee may exercise an incentive stock option only with respect to those shares which could have been purchased by the optionee at the date of the optionee's termination of employment. In no event will any ISO be exercisable after expiration of the term of the ISO. The Committee may, however, elect to alter these termination provisions by amendment, in which event the Option may no longer qualify as an incentive stock option.

       NSOs will be subject to the same termination provisions as described above for ISOs, unless the Committee specifically provides otherwise either in the option agreement pursuant to which the NSO is granted or by later decision of the Committee.

Corporate Reorganization; Liquidation

       Upon the occurrence of any event which, in the opinion of the Board of Directors of the Company, is likely to lead to changes in control of share ownership of the Company, whether or not such a change in control actually occurs, the Board of Directors may direct the Committee to declare that all Options and SARs granted under the Performance Plan shall become exercisable immediately notwithstanding the provisions of the respective option agreements regarding exerciseability.

       In the event the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or any other corporation by reason of any merger,sale of stock, consolidation, liquidation, recapitalization or reclassification, if the Company continues in existence, (i) the number and kind of shares that are subject to any Option and the option price per share shall be proportionately and appropriately adjusted without any changes in the aggregate price to be paid therefor upon exercise of the Option, and (ii) the Committee may make such adjustments in the number and kinds of SARs as it shall deem appropriate in the circumstances. If the Company will not remain in existence, or substantially all of its Common Stock will be purchased by a single purchaser or group or purchasers acting together, then the Committee may (i) declare that all Options and SARs then outstanding are exercisable (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all optionees that all Options and SARs granted under the Performance Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which holders of the number of shares subject to such Options and SARs would have been entitled, or (iii) some combination of aspects of (i) and (ii).

Termination and Amendment

       The Performance Plan will terminate on March 31, 2004, but may be terminated by the Board of Directors at any time before that date. The Performance Plan may be amended at any time by the Board of Directors. However, without the approval of the shareholders of the Company, no such amendment may change (i) the maximum number of shares of the Company's Common Stock which may be based upon the exercise of Options granted under the Performance Plan, (ii) the minimum exercise prices for Options granted under the Performance Plan,
(iii) the period during which Options and SARs may be granted during the Performance Plan, or (iv) the class of eligible employees to whom Options and
 SARs may be granted under the Performance Plan. Any termination or amendment of the Performance Plan will not impair the rights of optionees under outstanding Options without the consent of the affected optionees.

Certain United States Federal Income Tax Information

The following is only a brief summary of the effect of federal income taxation upon the recipient and the Company under the 1990 Incentive Plan based upon the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside of the United States in which an optionee may reside.

Stock Options

       If an option granted under the Performance Plan is an ISO, the optionee will recognize no income upon grant of the ISO and will incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purpo-ses as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the optionee, any gain (or loss) will be treated as long-term capital gain (or loss). If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such premature disposition may apply if the optionee is subject to Section 16 of the Exchange Act. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain (or loss) recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain (or loss).

       All options that do not qualify as ISOs are taxed as NSOs. An optionee will not recognize any taxable income at the time he or she is granted a NSO. However,upon the exercise of a NSO, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the op-tion price. In certain circumstances, where the shares are subject to substan-ial risk of forfeiture when acquired or where the optionee is subject to Sec-tion 16 of the Exchange Act, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a NSO.

Stock Appreciation Rights

       A recipient will not recognize any taxable income in connection with the grant of a SAR in connection with a stock option. On exercise of a SAR, the recipient will generally recognize ordinary income in the year of exercise in an amount equal to the difference between the exercise price (if any)of the SAR and the fair market value of the SAR (computed with reference to the Common Stock of the Company) at the time of exercise. If the recipient is an employee, such amount will be subject to withholding by the Company. As a general rule, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to the SAR.

       If the recipient receives shares of Common Stock of the Company upon exercise of a SAR, the tax consequences on purchase and sale of such shares will be the same as those discussed above for NSOs.

Capital Gains

       Capital gains are grouped and netted by holding periods. Net capital gains on assets held for twelve months or less is currently taxed at the individual's highest federal ordinary income tax rate. Net capital gains on assets held formonths are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Participation in the Performance Plan

The grant of options and SARs under the Performance Plan to employees is sub-ject to the discretion of the Board. As of the date of this proxy statement, there has been no determination by the Board with respect to future awards under the Performance Plan. Accordingly, future awards are not determinable. Non-employee directors are not eligible to participate in the Performance Plan. No SARs were granted during the last fiscal year.

       The Board of Directors recommends a vote "FOR" the approval of the amendment of the Performance Plan.


Plan Benefits

The table below indicates options granted to date under the Outside Director Plan and the Performance Plan.

                                                   Number of
Name and Position                                  Options Granted
Executive Officer Group                                89,030
Non-Executive Director Group                          103,362
Non-Executive Officer Employee Group                  111,444
  Total                                               303,836

Executive Officers
Joseph W. Armaly                                       36,298
  Chairman and CEO
Jack J. Partagas                                       36,298
  President and COO
Barbara E. Reed                                        16,434
  Senior Vice President and CFO

Nominees for Director
Joseph W. Armaly                                       36,298
Jack J. Partagas                                       36,298
Cromwell A. Anderson                                   22,503
Robert Namoff                                          22,503
Julius J. Shepard                                      11,250
Sherman Simon                                          22,503
Michael W. Sontag                                       2,100
Martin Yelen                                           22,503
Richard J. Bischoff                                         0

OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring before the meeting any matter other than the proposals described herein. However, if any other business should come before the meeting or any adjournments thereof, the persons named in the accompanying proxy will have discretionary authority to vote all proxies.


SHAREHOLDER PROPOSALS

      Proposals on matters appropriate for shareholder consideration consistent with the regulations of the Securities and Exchange Commission submitted by shareholders for inclusion in the proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders must be received at the Company's principal executive offices on or before November 26, 1999. Such shareholder proposals may be mailed to Barbara E. Reed, Senior Vice President and Chief Financial Officer, Commercial Bankshares, Inc., 1550 Southwest 57th Avenue, Miami, Florida 33144.


NOTICE OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP, Certified Public Accountants, to audit the accounts of the Company and the Bank for the fiscal year ending December 31, 1999, and to perform such other services as may be required of them. Representatives of PricewaterhouseCoopers LLP will be present at the 1999 Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

      A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, is being provided to each shareholder simultaneously with delivery of this proxy statement. Additional copies of the Annual Report to Shareholders or copies of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, may be obtained by writing Ms. Barbara E. Reed, Commercial Bankshares, Inc., 1550 Southwest 57th Avenue, Miami, Florida 33144.